UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): January 15, 2009
LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of	(Commission File #)	(IRS Employer Identification No.)
incorporation)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Amendment to Stock Purchase Agreement
On November 18, 2008, Lime Energy Co. (the “Company”) entered into a Stock Purchase Agreement with certain stockholders (the “Sellers”) of Advanced Biotherapy, Inc. (“ADVB”), pursuant to which the Company has agreed to acquire 90.8% of the outstanding capital stock of ADVB at $0.008625 per share in exchange for 2,252,341 shares of the Company’s common stock. The Stock Purchase Agreement was filed as Exhibit 10.4 to the Company’s Form 8-K filed with the Commission on November 18, 2008, and it is described in more detail in this report.
Section 6.15 of the Stock Purchase Agreement required the Company to prepare and file a registration statement on Form S-4 with the Commission on or before December 31, 2008. Pursuant to an agreement dated December 31, 2008 (the “First Amendment”), the Stock Purchase Agreement was amended to extend this filing deadline to January 16, 2009. The First Amendment was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on January 6, 2009. Pursuant to an agreement dated January 16, 2009 (the “Second Amendment”), the Stock Purchase Agreement was further amended to extend this filing deadline to January 23, 2009. Richard P. Kiphart, one of the Sellers and the Sellers’ representative who signed the First and Second Amendment, serves as the Chairman of both the Company and ADVB and is a significant shareholder of both companies. The foregoing description of this Second Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Second Amendment, which is attached as exhibit 10.1 to this report and is incorporated herein by reference.
This document does not constitute an offer to sell any securities. The Company intends to file a Registration Statement on Form S-4 with the Securities and Exchange Commission and mail an information statements/prospectus to the Company’s shareholders. The Company’s shareholders are urged to read the information statement/prospectus when it is available and other related documents filed with the Securities and Exchange Commission because they will contain important information about the acquisition of ADVB. Security holders will be able to obtain free copies of the joint information statement/prospectus when available and other documents filed with the Securities and Exchange Commission through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the information statement/prospectus when available and other documents filed with the Securities and Exchange Commission can also be obtained on our website at www.lime-energy.com or by calling 847-437-1666.
Director Recusal Agreements
On January 16, 2009, the Company entered into a Director Recusal Agreement with Richard P. Kiphart, pursuant to which Mr. Kiphart agreed to recuse himself from any vote of the board of directors of the Company, or any committee thereof charged with acting for the board of directors, with respect to a redemption or repurchase of the Company’s Series A-1 Convertible Preferred Stock, whether pursuant to the Certificate of Designation filed on November 14, 2008 or otherwise. The foregoing description of this Director Recusal Agreement with Mr. Kiphart is not intended to be complete and is qualified in its entirety by the complete text of the Director Recusal Agreement with Mr. Kiphart, which is attached as exhibit 10.2 to this report and is incorporated herein by reference.
On January 15, 2009, the Company entered into a Director Recusal Agreement with David W. Valentine, pursuant to which Mr. Valentine agreed to recuse himself from any vote of the board of directors of the Company, or any committee thereof charged with acting for the board of directors, with respect to a redemption or repurchase of the Company’s Series A-1 Convertible Preferred Stock, whether pursuant to the Certificate of Designation filed on November 14, 2008 or otherwise. Mr. Valentine is the son-in-law of Mr. Kiphart, who holds in excess of 50% of the voting stock of the Company. The foregoing description of this Director Recusal Agreement with Mr. Valentine is not intended to be complete and is qualified in its entirety by the complete text of the Director Recusal Agreement with Valentine, which is attached as exhibit 10.3 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Exhibits

10.1	Amendment to the Stock Purchase Agreement dated January 16, 2009 by and between Lime Energy Co. and the Sellers’ Representative of Advanced Biotherapy, Inc.

10.2	Director Recusal Agreement dated January 16, 2009 by and between Lime Energy Co. and Richard P. Kiphart.

10.3	Director Recusal Agreement dated January 15, 2009 by and between Lime Energy Co. and David W. Valentine.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.
Dated: January 21, 2009	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer